Exhibit 23.5

April 25, 2007

China Sunergy Co., Ltd.

No. 123 Focheng West Road

Jiangning Economic & Technical Development Zone

Nanjing, Jiangsu 211100, People’s Republic of China

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Trina Solar Limited (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 originally filed by the Company on December 6, 2006 with the Securities and Exchange Commission.

Sincerely yours,

/s/ Alan Howard Smith

Alan Howard Smith